The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to Completion, Pricing Supplement dated January 30, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 30 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                  Dated               , 2003
                                                                 Rule 424(b)(3)

                                   $

                                 Morgan Stanley

                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                             ----------------------

                          7% SPARQS due March 15, 2004
                          Mandatorily Exchangeable for
              Shares of Common Stock of NEWMONT MINING CORPORATION

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(SM)")

The SPARQS will pay 7% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Newmont Mining common stock, subject to our right to call the SPARQS
for cash at any time beginning August    , 2003.

o    The principal amount and issue price of each SPARQS is $        , which is
     equal to the closing price of Newmont Mining common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 7% interest (equivalent to $         per year) on the
     $         principal amount of each SPARQS. Interest will be paid
     quarterly, beginning March 15, 2003.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Newmont Mining common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Newmont Mining. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Newmont Mining common stock.

o    Beginning August    , 2003, we have the right to call all of the SPARQS
     at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of     % per annum on
     the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Newmont Mining common stock. You will not have the right to exchange your SPARQS for Newmont Mining common stock prior to maturity.

o Newmont Mining Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "NMQ" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                             ----------------------
                            PRICE $       PER SPARQS
                             ----------------------

                                        Price to        Agent's      Proceeds to
                                        Public(1)     Commissions     Company(1)
                                        ---------     -----------    -----------
Per SPARQS............................      $              $              $
Total.................................      $              $              $

---------
(1)  Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 SPARQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $         per SPARQS (    % of the issue price). In that case,
the Agent's commissions will be $         per SPARQS.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the common stock of Newmont Mining Corporation, which we refer to as Newmont Mining Stock, subject to our right to
call the SPARQS for cash at any time on or after August    , 2003.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                   We, Morgan Stanley, are offering 7% Stock
costs $                       Participation Accreting Redemption Quarterly-pay
                              Securities(SM) due March 15, 2004, Mandatorily
                              Exchangeable for Shares of Common Stock of
                              Newmont Mining Corporation, which we refer to as
                              the SPARQS(SM). The principal amount and issue
                              price of each SPARQS is $        , which is equal
                              to the closing price of Newmont Mining Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Newmont Mining Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Newmont
                              Mining Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Newmont Mining Stock has declined from the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

7% interest on the            We will pay interest on the SPARQS, at the rate
principal amount              of 7% of the principal amount per year, quarterly
                              on March 15, 2003, June 15, 2003, September 15,
                              2003, December 15, 2003 and the maturity date.
                              The interest rate we pay on the SPARQS is more than the current dividend rate on Newmont Mining
                              Stock. The SPARQS will mature on March 15, 2004.
                              If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity            If we have not called the SPARQS and the maturity
                              of the SPARQS has not accelerated, we will
                              deliver to you at the scheduled maturity date a
                              number of shares of Newmont Mining Stock equal to
                              the exchange ratio for each $         principal
                              amount of SPARQS you hold. The initial exchange ratio is one share of Newmont Mining Stock per SPARQS, subject to adjustment for certain corporate events relating to Newmont Mining
                              Corporation, which we refer to as Newmont Mining.
                              You do not have the right to exchange your SPARQS for Newmont Mining Stock prior to maturity.

                              You can review the historical prices of Newmont Mining Stock in the section of this pricing supplement called "Description of
                              SPARQS--Historical Information."

                              If a market disruption event occurs on March 5, 2004 and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity of the SPARQS may be accelerated."

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning
                              August    , 2003, including at maturity, for the
                              cash call price, which will be calculated based
                              on the call date. The call price will be an
                              amount of cash per SPARQS that, together with all
                              of the interest paid on the SPARQS to and
                              including the call date, gives you a yield to
                              call of     % per annum on the issue price of
                              each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Newmont Mining Stock or an amount based upon the market price of Newmont Mining Stock. The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to
                              call rate of     % per annum, equals the issue
                              price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on August    ,
                              2003, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date,
                              would be $         per SPARQS. If we were to call
                              the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled
                              maturity date), would be $         per SPARQS.

The yield to call on the      The yield to call on the SPARQS is     %, which
SPARQS is     %               means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if
                              we call the SPARQS will be     %. The calculation
                              of the yield to call takes into account the issue
                              price of the SPARQS, the time to the call date,
                              and the amount and timing of interest payments on
                              the SPARQS, as well as the call price. If we call
                              the SPARQS on any particular call date, the call
                              price will be an amount so that the yield to call
                              on the SPARQS to but excluding the call date will
                              be     % per annum.

The maturity date of the      The maturity date of the of the SPARQS will be
SPARQS may be                 accelerated upon the occurrence of the following
accelerated                   three events:

                              o a price event acceleration, which will occur if the product of the closing price of Newmont Mining Stock and the exchange ratio on any two consecutive trading days is less than $2.00;

                              o a reorganization event acceleration, which will occur if Newmont Mining is subject to a reorganization event in which holders of Newmont Mining Stock receive only cash; and

                              o an event of default acceleration, which will occur if there is an event of default with respect to the SPARQS.

                              The amount payable to you will differ depending on the reason for the acceleration.

                              o If there is a price event acceleration, we will owe you (i) a number of shares of Newmont Mining Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                              o    If there is a reorganization event
                                   acceleration, we will owe you (i) the lesser of (A) the product of (x) the amount of cash received per share of Newmont Mining Stock and (y) the then current exchange ratio and
                                   (B) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                              o If there is an event of default acceleration and if we have not already called the SPARQS in accordance with the Morgan Stanley Call Right, we will owe you (i) the lesser of (A) the product of (x) the market price of Newmont Mining Stock, as of the date of such acceleration and (y) the then current exchange ratio and (B) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to the date of acceleration.

                                   o    If we have already called the SPARQS in
                                        accordance with the Morgan Stanley Call
                                        Right, we will owe you (i) the call
                                        price and (ii) accrued but unpaid
                                        interest to the date of acceleration.

                              You will not be entitled to receive the return of
                              the $         principal amount of each SPARQS
                              upon any of these acceleration events.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration and adjust the exchange ratio for certain corporate events that could affect the price of Newmont Mining
                              Stock and that we describe in the
                              section of this pricing supplement called
                              "Description of SPARQS--Antidilution
                              Adjustments."

No affiliation with           Newmont Mining is not an affiliate of ours and is
Newmont Mining                not involved with this offering in any way. The
                              obligations represented by the SPARQS are obligations of Morgan Stanley and not of Newmont
                              Mining.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               Please contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Newmont Mining Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Newmont Mining Stock. In addition, you do not have the right to exchange your SPARQS for Newmont Mining Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes --               The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at the scheduled maturity date will be a number of shares of Newmont Mining Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Newmont Mining Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public and we have not called the SPARQS, we will pay you an amount of Newmont Mining Stock or, under some circumstances, cash with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS may be
potential may be limited      limited by our call right. The $         issue
by our call right             price of one SPARQS is equal to the closing price
                              of one share of Newmont Mining Stock on the day
                              we offer the SPARQS for initial sale to the
                              public. If we exercise our call right, you will
                              receive the cash call price described under
                              "Description of SPARQS--Call Price" below and not
                              Newmont Mining Stock or an amount based upon the
                              closing price of Newmont Mining Stock. The
                              payment you will receive in the event that we
                              exercise our call right will depend upon the call
                              date and will be an amount of cash per SPARQS
                              that, together with all of the interest paid on
                              the SPARQS to and including the call date,
                              represents a yield to call of     % per annum on
                              the issue price of the SPARQS from the date of
                              issuance to but excluding the call date. We may
                              call the SPARQS at any time on or after August
                                  , 2003, including on the maturity date. You
                              should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Although we will apply to list the
                              SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
influenced by many            control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the market price of
                              Newmont Mining Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning August
                                  , 2003 for a call price that is not linked to
                              the market price of Newmont Mining Stock, the SPARQS may trade differently from Newmont Mining
                              Stock. Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Newmont Mining Stock

                              o    the dividend rate on Newmont Mining Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Newmont

                                   Mining Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Newmont Mining Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of
                              Newmont Mining Stock based on its historical
                              performance. The price of Newmont Mining Stock may decrease so that you will receive at maturity an amount of Newmont Mining Stock or, under some circumstances, cash worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Newmont Mining Stock will increase so that you will receive at maturity an amount of Newmont Mining Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Newmont Mining Stock, and your yield to the call date (including all of the interest paid on the
                              SPARQS) will be     % per annum on the issue
                              price of each SPARQS, which may be more or less than the yield on a direct investment in Newmont Mining Stock.

If the SPARQS accelerate,     The maturity of the SPARQS will be accelerated if
you may receive an amount     there is a price event acceleration, a
worth substantially less      reorganization event acceleration or an event of
than the principal amount     default acceleration. The amount payable to you
of the SPARQS                 if the maturity of the SPARQS is accelerated will
                              differ depending on the reason for the
                              acceleration and may be substantially less than the principal amount of the SPARQS. See
                              "Description of SPARQS--Price Event
                              Acceleration," paragraph 5 under "Description of SPARQS--Antidilution Adjustments" and
                              "Description of SPARQS--Alternate Exchange
                              Calculation in Case of an Event of Default."

Morgan Stanley is not         Newmont Mining is not an affiliate of ours and is
affiliated with Newmont       not involved with this offering in any way.
Mining                        Consequently, we have no ability to control the
                              actions of Newmont Mining, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Newmont Mining has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Newmont
                              Mining.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with Newmont Mining,
involving  Newmont            including extending loans to, or making equity
Mining without regard         investments in, Newmont Mining or providing
to your interests             advisory services to Newmont Mining, including
                              merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Newmont
                              Mining. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Newmont
                              Mining. These research reports may or may not recommend that investors buy or hold Newmont
                              Mining Stock.

You have no                   As an investor in the SPARQS, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to Newmont Mining Stock.

The antidilution              MS & Co., as calculation agent, will adjust the
adjustments we are            amount payable at maturity for certain events
required to make do           affecting Newmont Mining Stock, such as stock
not cover every               splits and stock dividends, and certain other
corporate event that          corporate actions involving Newmont Mining, such
can affect Newmont            as mergers. However, the calculation agent is not
Mining Stock                  required to make an adjustment for every
                              corporate event that can affect Newmont Mining
                              Stock. For example, the calculation agent is not required to make any adjustments if Newmont
                              Mining or anyone else makes a partial tender or partial exchange offer for Newmont Mining Stock.
                              If an event occurs that does not require the calculation agent to adjust the amount of Newmont
                              Mining Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the cash amount you will receive if we
and its affiliates may        call the SPARQS, the amount payable to you in the
influence determinations      event of a price acceleration and what
                              adjustments should be made to the exchange ratio to reflect certain corporate and other events.
                              Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution Adjustments" and "--Price
                              Event Acceleration"

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the
its affiliates could          SPARQS (and possibly to other instruments linked
potentially affect the        to Newmont Mining Stock), including trading in
value of the SPARQS           Newmont Mining Stock as well as in other
                              instruments related to Newmont Mining Stock. MS &
                              Co. and some of our other subsidiaries also trade
                              Newmont Mining Stock and other financial instruments related to Newmont Mining Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Newmont Mining Stock and, accordingly, could affect your payout on the SPARQS.

Because the                   You should also consider the U.S. federal income
characterization of the       tax consequences of investing in the SPARQS.
SPARQS for U.S. federal       There is no direct legal authority as to the
income tax purposes is        proper tax treatment of the SPARQS, and therefore
uncertain, the material       significant aspects of the tax treatment of the
federal income tax            SPARQS are uncertain. Pursuant to the terms of
consequences of an            the SPARQS, Morgan Stanley and you agree to treat
investment in the SPARQS      a SPARQS as an investment unit consisting of (A)
are uncertain                 a terminable forward contract and (B) a deposit
                              with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United
                              States Federal Income Taxation--General." The terminable forward contract (i) requires you
                              (subject to our call right) to purchase Newmont
                              Mining Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal Revenue Service (the
                              "IRS") were successful in asserting an
                              alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Newmont Mining Stock received in exchange for the SPARQS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                              Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 7% SPARQS due March 15, 2004, Mandatorily Exchangeable for Shares of Common Stock of Newmont Mining Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Maturity Date.........................  March 15, 2004, subject to acceleration as described below in "--Price Event
                                        Acceleration," "--Antidilution
                                        Adjustments" and "--Alternate Exchange
                                        Calculation in case of an Event of
                                        Default," and subject to extension in
                                        accordance with the following paragraph
                                        in the event of a Market Disruption
                                        Event on March 5, 2004.

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and we elect to call
                                        the SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate.........................  7% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates................  March 15, 2003, June 15, 2003,
                                        September 15, 2003, December 15, 2003
                                        and the Maturity Date.

Record Date...........................  The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day; provided, however,
                                        that in the event that we call the
                                        SPARQS, no Interest Payment Date will
                                        occur after the Morgan Stanley Notice
                                        Date, except for any Interest Payment
                                        Date for which the Morgan Stanley
                                        Notice Date falls on or after the
                                        "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for
                                        any interest payment is the date on
                                        which purchase transactions in the
                                        SPARQS no longer carry the right to
                                        receive such interest payment.

Specified Currency....................  U.S. dollars

Issue Price...........................  $         per SPARQS

Original Issue Date (Settlement Date).                , 2003

CUSIP.................................  61744Y157

Denominations.........................  $         and integral multiples thereof

Morgan Stanley Call Right.............  On any scheduled Trading Day on or
                                        after August    , 2003 or on the
                                        Maturity Date, we may call the SPARQS,
                                        in whole but not in
                                        part, for the Call Price. If we call
                                        the SPARQS, the cash Call Price and any
                                        accrued but unpaid interest on the
                                        SPARQS will be delivered to the Trustee
                                        for delivery to the Depositary, which
                                        we refer to as DTC, as holder of the
                                        SPARQS, on the Call Date fixed by us
                                        and set forth in our notice of
                                        mandatory exchange, upon delivery of
                                        the SPARQS to the Trustee. We will, or
                                        will cause the Calculation Agent to,
                                        deliver such cash to the Trustee for
                                        delivery to DTC, as holder of the
                                        SPARQS. We expect that such amount of
                                        cash will be distributed to investors
                                        on the Call Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "Series C Notes and
                                        Series C Units Offered on a Global
                                        Basis--Book-Entry, Delivery and Form"
                                        in the accompanying prospectus
                                        supplement.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................  March 5, 2004; provided that if March
                                        5, 2004 is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        day, the Final Call Notice Date will be
                                        the immediately succeeding Trading Day
                                        on which no Market Disruption Event
                                        occurs.

Call Date.............................  The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to DTC, as holder of the
                                        SPARQS, for mandatory exchange, which
                                        day may be any scheduled Trading Day on
                                        or after August    , 2003 or the
                                        Maturity Date (regardless of whether
                                        the Maturity Date is a scheduled
                                        Trading Day).

Call Price............................  The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of     % per annum computed on the
                                        basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price,
                                        as determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on August    , 2003
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the scheduled Maturity
                                        Date:

                                        Call Date                    Call Price
                                        ---------                    ----------
                                        August    , 2003........... $
                                        September 15, 2003......... $
                                        December 15, 2003.......... $
                                        March 15, 2004............. $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after August    , 2003 or on the
                                        Maturity Date.

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.........................  The Yield to Call on the SPARQS is
                                            %, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be     %. The
                                        calculation of the Yield to Call takes
                                        into account the Issue Price of the
                                        SPARQS, the time to the Call Date, and
                                        the amount and timing of interest
                                        payments on the SPARQS, as well as the
                                        Call Price. If we call the SPARQS on
                                        any particular Call Date, the Call
                                        Price will be an amount so that the
                                        Yield to Call on the SPARQS to but
                                        excluding the Call Date will be     %
                                        per annum. See Annex A to this pricing
                                        supplement.

Exchange at the Maturity Date.........  Unless we have called the SPARQS or their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $         principal amount of
                                        each SPARQS as payment for, and will
                                        deliver, a number of shares of Newmont
                                        Mining Stock at the Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        DTC, on or prior to 10:30 a.m. on the
                                        Trading Day immediately prior to the
                                        scheduled Maturity Date of the SPARQS
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), of the amount of
                                        Newmont Mining Stock to be delivered
                                        with respect to the $         principal
                                        amount of each SPARQS and (ii) deliver
                                        such shares of Newmont Mining Stock
                                        (and cash in respect of interest and
                                        any fractional shares of Newmont Mining
                                        Stock) to the Trustee for delivery to
                                        DTC, as holder of the SPARQS, on the
                                        scheduled Maturity Date. We expect that
                                        such shares and cash will be
                                        distributed to investors on the
                                        Maturity Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "Series C Notes and
                                        Series C Units Offered on a Global
                                        Basis--Book-Entry, Delivery and Form"
                                        in the accompanying prospectus
                                        supplement.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Reorganization
                                        Event Acceleration (as defined under
                                        paragraph 5 under "--Antidilution
                                        Adjustments" below), or because of a
                                        Price Event Acceleration (as described
                                        under "--Price Event Acceleration"
                                        below) or because of an Event of
                                        Default Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        (i) in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration (but if such
                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding such Trading
                                        Day) and (ii) in the case of a
                                        Reorganization Event Acceleration or a
                                        Price Event Acceleration, 10:30 a.m. on
                                        the Trading Day immediately prior to
                                        the date of acceleration (but if such
                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the date of
                                        acceleration).

Price Event Acceleration..............  If on any two consecutive Trading Days prior to or ending on the third
                                        Business Day immediately preceding the
                                        Maturity Date the product of the Market
                                        Price per share of Newmont Mining Stock
                                        and the Exchange Ratio is less than
                                        $2.00, the Maturity Date of the SPARQS
                                        will be deemed to be accelerated to the
                                        third Business Day immediately
                                        following such second Trading Day (the
                                        "date of acceleration"). Upon such
                                        acceleration, with respect to the
                                        $         principal amount of each
                                        SPARQS, we will deliver to DTC, as
                                        holder of the SPARQS, on the date of
                                        acceleration:

                                        o    a number of shares of Newmont
                                             Mining Stock at the then current
                                             Exchange Ratio; and

                                        o    accrued but unpaid interest to but
                                             excluding the date of acceleration
                                             plus an amount of cash as
                                             determined by the Calculation
                                             Agent equal to the sum of the
                                             present values of the remaining
                                             scheduled payments of interest on
                                             the SPARQS (excluding any portion
                                             of such payments of interest
                                             accrued to the date of
                                             acceleration) discounted to the
                                             date of acceleration.

                                        We expect that such shares and cash
                                        will be distributed to investors on the
                                        date of acceleration in accordance with
                                        the standard rules and procedures of
                                        DTC and its direct and indirect
                                        participants. See "Series C Notes and
                                        Series C Units Offered on a Global
                                        Basis--Book-Entry, Delivery and Form"
                                        in the accompanying prospectus
                                        supplement. The present value of each
                                        remaining scheduled payment will be
                                        based on the comparable yield that we
                                        would pay on a non-interest bearing,
                                        senior unsecured debt obligation having
                                        a maturity equal to the term of each
                                        such remaining scheduled payment as
                                        determined by the Calculation Agent.

                                        Investors will not be entitled to
                                        receive the return of the $
                                        principal amount of each SPARQS upon a
                                        Price Event Acceleration.

No Fractional Shares..................  Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of
                                        Newmont Mining Stock due with respect
                                        to all of such SPARQS, as described
                                        above, but we will pay cash in lieu of
                                        delivering any fractional share of
                                        Newmont Mining Stock in an amount equal
                                        to the corresponding fractional Market
                                        Price of such fraction of a share of
                                        Newmont Mining Stock as determined by
                                        the Calculation Agent as of the second
                                        scheduled Trading Day prior to maturity
                                        of the SPARQS.

Exchange Ratio........................  1.0, subject to adjustment for certain corporate events relating to Newmont
                                        Mining. See "--Antidilution
                                        Adjustments" below.

Market Price..........................  If Newmont Mining Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities

                                        Dealers, Inc. (the "NASD"), the Market
                                        Price for one share of Newmont Mining
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Newmont Mining Stock is listed
                                        or admitted to trading (which may be
                                        the Nasdaq National Market if it is
                                        then a national securities exchange) or
                                        (ii) if not listed or admitted to
                                        trading on any such securities exchange
                                        or if such last reported sale price is
                                        not obtainable (even if Newmont Mining
                                        Stock is listed or admitted to trading
                                        on such securities exchange), the last
                                        reported sale price of the principal
                                        trading session on the over-the-counter
                                        market as reported on the Nasdaq
                                        National Market (if it is not then a
                                        national securities exchange) or OTC
                                        Bulletin Board on such day. If the last
                                        reported sale price of the principal
                                        trading session is not available
                                        pursuant to clause (i) or (ii) of the
                                        preceding sentence because of a Market
                                        Disruption Event or otherwise, the
                                        Market Price for any Trading Day shall
                                        be the mean, as determined by the
                                        Calculation Agent, of the bid prices
                                        for Newmont Mining Stock obtained from
                                        as many dealers in such security, but
                                        not exceeding three, as will make such
                                        bid prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The SPARQS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the SPARQS. Your
                                        beneficial interest in the SPARQS will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        SPARQS, for distribution to
                                        participants in accordance with DTC's
                                        procedures. For more information
                                        regarding book entry notes, please read
                                        "Series C Notes and Series C Units
                                        Offered on a Global Basis--Book-Entry,
                                        Delivery and Form" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred
                                        or calculating the amount payable to
                                        you in the event of a Price Event
                                        Acceleration. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below and "--Price Event
                                        Acceleration" above. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Newmont Mining Stock is subject
                                        to a stock split or reverse stock
                                        split, then once such split has become
                                        effective, the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and the number of
                                        shares issued in such stock split or
                                        reverse stock split with respect to one
                                        share of Newmont Mining Stock.

                                        2. If Newmont Mining Stock is subject
                                        (i) to a stock dividend (issuance of
                                        additional shares of Newmont Mining
                                        Stock) that is given ratably to all
                                        holders of shares of Newmont Mining
                                        Stock or (ii) to a distribution of
                                        Newmont Mining Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Newmont Mining,
                                        then once the dividend has become
                                        effective and Newmont Mining Stock is
                                        trading ex-dividend, the Exchange Ratio
                                        will be adjusted so that the new
                                        Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i)
                                        the number of shares issued
                                        with respect to one share of Newmont
                                        Mining Stock and (ii) the prior
                                        Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Newmont Mining Stock
                                        other than distributions described in
                                        clauses (i), (iv) and (v) of paragraph
                                        5 below and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Newmont Mining Stock will be deemed to
                                        be an "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for Newmont
                                        Mining Stock by an amount equal to at
                                        least 10% of the Market Price of
                                        Newmont Mining Stock (as adjusted for
                                        any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) on the Trading Day preceding the
                                        ex-dividend date for the payment of
                                        such Extraordinary Dividend (the
                                        "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Newmont Mining Stock, the
                                        Exchange Ratio with respect to Newmont
                                        Mining Stock will be adjusted on the
                                        ex-dividend date with respect to such
                                        Extraordinary Dividend so that the new
                                        Exchange Ratio will equal the product
                                        of (i) the then current Exchange Ratio
                                        and (ii) a fraction, the numerator of
                                        which is the Market Price on the
                                        Trading Day preceding the ex-dividend
                                        date, and the denominator of which is
                                        the amount by which the Market Price on
                                        the Trading Day preceding the
                                        ex-dividend date exceeds the
                                        Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for Newmont Mining Stock will equal (i)
                                        in the case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for Newmont
                                        Mining Stock or (ii) in the case of
                                        cash dividends or other distributions
                                        that do not constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Newmont Mining Stock described in
                                        clause (i), (iv) or (v) of paragraph 5
                                        below that also constitutes an
                                        Extraordinary Dividend shall cause an
                                        adjustment to the Exchange Ratio
                                        pursuant only to clause (i), (iv) or
                                        (v) of paragraph 5, as applicable.

                                        4. If Newmont Mining issues rights or
                                        warrants to all holders of Newmont
                                        Mining Stock to subscribe for or
                                        purchase Newmont Mining Stock at an
                                        exercise price per share less than the
                                        Market Price of Newmont Mining Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Newmont Mining
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Newmont Mining Stock offered
                                        for subscription or purchase pursuant
                                        to such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Newmont Mining
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Newmont Mining Stock which the
                                        aggregate offering price of the total
                                        number of shares of Newmont Mining
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Market
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Newmont
                                        Mining Stock, including, without
                                        limitation, as a result of the issuance
                                        of any tracking stock by Newmont
                                        Mining, (ii) Newmont Mining or any
                                        surviving entity or subsequent
                                        surviving entity of Newmont Mining (a
                                        "Newmont Mining Successor") has been
                                        subject to a merger, combination or
                                        consolidation and is not the surviving
                                        entity, (iii) any statutory exchange of
                                        securities of Newmont Mining or any
                                        Newmont Mining Successor with another
                                        corporation occurs (other than pursuant
                                        to clause (ii) above), (iv) Newmont
                                        Mining is liquidated, (v) Newmont
                                        Mining issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Newmont Mining (other
                                        than in a transaction described in
                                        clause (ii), (iii) or (iv) above) (a
                                        "Spin-off Event") or (vi) a tender or
                                        exchange offer or going-private
                                        transaction is consummated for all the
                                        outstanding shares of Newmont Mining
                                        Stock (any such event in clauses (i)
                                        through (vi), a "Reorganization
                                        Event"), the method of determining the
                                        amount payable upon exchange at
                                        maturity for each SPARQS will be
                                        adjusted to provide that investors will
                                        be entitled to receive at maturity, in
                                        respect of the $         principal
                                        amount of each SPARQS, securities, cash
                                        or any other assets distributed to
                                        holders of Newmont Mining Stock in or
                                        as a result of any such Reorganization
                                        Event, including (i) in the case of the
                                        issuance of tracking stock, the
                                        reclassified share of Newmont Mining
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Newmont Mining
                                        Stock with respect to which the
                                        spun-off security was issued, and (iii)
                                        in the case of any other Reorganization
                                        Event where Newmont Mining Stock
                                        continues to be held by the holders
                                        receiving such distribution, the
                                        Newmont Mining Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Newmont Mining
                                        Stock equal to the Exchange Ratio at
                                        the time of the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the Maturity Date of the SPARQS
                                        will be deemed to be accelerated (a
                                        "Reorganization Event Acceleration") to
                                        the third Business Day immediately
                                        following the date on which such cash
                                        is distributed to holders of Newmont
                                        Mining Stock (the "date of
                                        acceleration") (unless we exercise or
                                        have exercised the Morgan Stanley Call
                                        Right) and we will deliver to DTC, as
                                        holder of the SPARQS, on such date of
                                        acceleration in lieu of any Newmont
                                        Mining Stock and as liquidated damages
                                        in full satisfaction of Morgan
                                        Stanley's
                                        obligations under the SPARQS the lesser
                                        of (i) the product of (x) the amount of
                                        cash received per share of Newmont
                                        Mining Stock and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration. We
                                        expect that such amount of cash will be
                                        distributed to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. If Exchange Property
                                        consists of more than one type of
                                        property, we will deliver to DTC, as
                                        holder of the SPARQS, at maturity a pro
                                        rata share of each such type of
                                        Exchange Property. We expect that such
                                        Exchange Property will be distributed
                                        to investors in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. If Exchange Property
                                        includes a cash component, investors
                                        will not receive any interest accrued
                                        on such cash component. In the event
                                        Exchange Property consists of
                                        securities, those securities will, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraph 5 above, (i) references to
                                        "Newmont Mining Stock" under "--No
                                        Fractional Shares," "--Market Price"
                                        and "--Market Disruption Event" shall
                                        be deemed to also refer to any other
                                        security received by holders of Newmont
                                        Mining Stock in any such Reorganization
                                        Event, and (ii) all other references in
                                        this pricing supplement to "Newmont
                                        Mining Stock" shall be deemed to refer
                                        to the Exchange Property into which the
                                        SPARQS are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        Newmont Mining Stock shall be deemed to
                                        refer to the applicable unit or units
                                        of such Exchange Property, unless the
                                        context otherwise requires.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Newmont Mining Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Newmont Mining
                                        Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of the
                                        SPARQS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Newmont Mining Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Newmont Mining Stock on the primary
                                            market for Newmont Mining Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            Newmont Mining Stock as a result of
                                            which the reported trading prices
                                            for Newmont Mining Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to
                                            Newmont Mining Stock, if available,
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in the
                                            applicable market, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or
                                        any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        (the "Commission") of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Newmont Mining Stock by
                                        the primary securities market trading
                                        in such options, if available, by
                                        reason of (x) a price change exceeding
                                        limits set by such securities exchange
                                        or market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Newmont
                                        Mining Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to Newmont Mining Stock are
                                        traded will not include any time when
                                        such securities market is itself closed
                                        for trading under ordinary
                                        circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Market Price of Newmont Mining
                                        Stock (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Newmont Mining Stock;
Public Information....................  Newmont Mining Corporation engaged in the production of gold, the exploration
                                        for gold and the acquisition and
                                        development of gold properties
                                        worldwide. Newmont Mining Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's
                                        website is http://www.sec.gov.
                                        Information provided to or filed with
                                        the Commission by Newmont Mining
                                        pursuant to the Exchange Act can be
                                        located by reference to Commission file
                                        number 1-31240. In addition,
                                        information regarding Newmont Mining
                                        may be obtained from other sources
                                        including, but not limited to, press
                                        releases, newspaper articles and other
                                        publicly disseminated documents. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Newmont Mining Stock or other
                                        securities of Newmont Mining. We have
                                        derived all disclosures contained in
                                        this pricing supplement regarding
                                        Newmont Mining from the publicly
                                        available documents described in the
                                        preceding paragraph. Neither we nor the
                                        Agent has participated in the
                                        preparation of such documents or made
                                        any due diligence inquiry with respect
                                        to Newmont Mining in connection with
                                        the offering of the SPARQS. Neither we
                                        nor the Agent makes any representation
                                        that such publicly available documents
                                        or any other publicly available
                                        information regarding Newmont Mining is
                                        accurate or complete. Furthermore, we
                                        cannot give any assurance that all
                                        events occurring prior to the date
                                        hereof (including events that would
                                        affect the accuracy or completeness of
                                        the publicly available documents
                                        described in the preceding paragraph)
                                        that would affect the trading price of
                                        Newmont Mining Stock (and therefore the
                                        price of Newmont Mining Stock at the
                                        time we price the SPARQS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning
                                        Newmont Mining could affect the value
                                        received at maturity with respect to
                                        the SPARQS and therefore the trading
                                        prices of the SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Newmont Mining
                                        Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Newmont Mining, including
                                        extending loans to, or making equity
                                        investments in, Newmont Mining or
                                        providing advisory services to Newmont
                                        Mining, including merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Newmont
                                        Mining, and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to Newmont Mining. The statements in
                                        the preceding two sentences are not
                                        intended to affect the rights of
                                        investors in the SPARQS under the
                                        securities laws. As a prospective
                                        purchaser of SPARQS, you should
                                        undertake an independent investigation
                                        of Newmont Mining as in your judgment
                                        is appropriate to make an informed
                                        decision with respect to an investment
                                        in Newmont Mining Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Newmont Mining Stock during 2000, 2001,
                                        2002 and 2003 through January 29, 2003.
                                        The Market Price of Newmont Mining
                                        Stock on January 29, 2003 was $28.81.
                                        We obtained the Market Prices and other
                                        information below from Bloomberg
                                        Financial Markets, and we believe such
                                        information to be accurate. You should
                                        not take the historical prices of
                                        Newmont Mining Stock as an indication
                                        of future performance. The price of
                                        Newmont Mining Stock may decrease so
                                        that at maturity you will receive an
                                        amount of Newmont Mining Stock worth
                                        less than the principal amount of the
                                        SPARQS. We cannot give you any
                                        assurance that the price of Newmont
                                        Mining Stock will increase so that at
                                        maturity you will receive an amount of
                                        Newmont Mining Stock worth more than
                                        the principal amount of the SPARQS. To
                                        the extent that the Market Price at
                                        maturity of shares of Newmont Mining
                                        Stock at the Exchange Ratio is less
                                        than the Issue Price of the SPARQS and
                                        the shortfall is not offset by the
                                        coupon paid on the SPARQS, you will
                                        lose money on your investment.

                                                                              High         Low      Dividends
                                                                            --------    --------    ---------
                                        (CUSIP 651639106)
                                        2000
                                        First Quarter...................    $  25.06    $  19.39     $   .03
                                        Second Quarter..................       27.75       21.19         .03
                                        Third Quarter...................       21.50       16.38         .03
                                        Fourth Quarter..................       18.19       13.00         .03
                                        2001
                                        First Quarter...................       18.85       14.09         .03
                                        Second Quarter..................       24.05       15.38         .03
                                        Third Quarter...................       23.90       18.24         .03
                                        Fourth Quarter..................       24.83       18.90         .03
                                        2002
                                        First Quarter ..................       28.24       18.70         .03
                                        Second Quarter..................       32.00       26.30         .03
                                        Third Quarter...................       29.87       22.21         .03
                                        Fourth Quarter..................       29.98       23.10         .03
                                        2003
                                        First Quarter (through
                                          January 29, 2003).............       30.15       27.25          --

                                        We make no representation as to the
                                        amount of dividends, if any, that
                                        Newmont Mining will pay in the future.
                                        In any event, as an investor in the
                                        SPARQS, you will not be entitled to
                                        receive dividends, if any, that may be
                                        payable on Newmont Mining Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the SPARQS by taking positions in
                                        Newmont Mining Stock, in options
                                        contracts on Newmont Mining Stock
                                        listed on major securities markets or
                                        positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging. In the event that we
                                        pursue such a hedging strategy, the
                                        price at which we are able to purchase
                                        such positions may be a factor in
                                        determining the pricing of the SPARQS.
                                        Purchase activity could potentially
                                        increase the price of Newmont Mining
                                        Stock, and therefore effectively
                                        increase the level at which Newmont
                                        Mining Stock must trade before you
                                        would receive at maturity an amount of
                                        Newmont Mining Stock worth as much as
                                        or more than the principal amount of
                                        the SPARQS. Although we have no reason
                                        to believe that our hedging activity
                                        will have a material impact on the
                                        price of Newmont Mining Stock, we
                                        cannot give any assurance that we will
                                        not affect such price as a result of
                                        our hedging activities. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the SPARQS by purchasing and selling
                                        Newmont Mining Stock, options contracts
                                        on Newmont Mining Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of     % of
                                        the principal amount of the SPARQS to
                                        other dealers. We expect to deliver the
                                        SPARQS against payment therefor in New
                                        York, New York on             , 2003.
                                        After the initial offering of the
                                        SPARQS, the Agent may vary the offering
                                        price and other selling terms from time
                                        to time.

                                        Where an investor purchases 100,000 or
                                        more SPARQS in a single transaction at
                                        the reduced price, approximately     %
                                        of the SPARQS purchased by the investor
                                        (the "Delivered SPARQS") will be
                                        delivered on the Settlement Date. The
                                        balance of approximately     % of the
                                        SPARQS (the "Escrowed SPARQS")
                                        purchased by the investor will be held
                                        in escrow at MS & Co. for the benefit
                                        of the investor and delivered to such
                                        investor if the investor and any
                                        accounts in which the investor may have
                                        deposited any of its Delivered SPARQS
                                        have held all of the Delivered SPARQS
                                        for 30 calendar days following the
                                        Original Issue Date or any shorter
                                        period deemed appropriate by the Agent.
                                        If an investor or any account in which
                                        the investor has deposited any of its
                                        Delivered SPARQS fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed SPARQS will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed SPARQS
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per SPARQS for such
                                        investors to 100% of the principal
                                        amount of the SPARQS. Should
                                        investors who are subject to the
                                        holding period requirement sell their
                                        SPARQS once the holding period is no
                                        longer applicable, the market price of
                                        the SPARQS may be adversely affected.
                                        See also "Plan of Distribution" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Newmont Mining Stock.
                                        Specifically, the Agent may sell more
                                        SPARQS than it is obligated to purchase
                                        in connection with the offering or may
                                        sell Newmont Mining Stock it does not
                                        own, creating a naked short position in
                                        the SPARQS or Newmont Mining Stock,
                                        respectively, for its own account. The
                                        Agent must close out any naked short
                                        position by purchasing the SPARQS or
                                        Newmont Mining Stock in the open
                                        market. A naked short position is more
                                        likely to be created if the Agent is
                                        concerned that there may be downward
                                        pressure on the price of the SPARQS or
                                        Newmont Mining Stock in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, SPARQS or
                                        Newmont Mining Stock in the open market
                                        to stabilize the price of the SPARQS.
                                        Any of these activities may raise or
                                        maintain the market price of the SPARQS
                                        above independent market levels or
                                        prevent or retard a decline in the
                                        market price of the SPARQS. The Agent
                                        is not required to engage in these
                                        activities, and may end any of these
                                        activities at any time. See "--Use of
                                        Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the SPARQS will be deemed
                                        to have represented, in its corporate
                                        and fiduciary capacity, by its purchase
                                        and holding thereof that it either (a)
                                        is not a Plan or a Plan Asset Entity
                                        and is not purchasing such securities
                                        on behalf of or with "plan assets" of
                                        any Plan or (b) is eligible for
                                        exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the
                                        SPARQS.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning Newmont
                                        Mining Stock upon exchange of the
                                        SPARQS at maturity. Purchasers of the
                                        SPARQS have exclusive responsibility
                                        for ensuring that their purchase and
                                        holding of the SPARQS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the SPARQS purchasing the SPARQS at
                                        the Issue Price, who will hold the
                                        SPARQS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury Regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of its individual
                                        circumstances or to certain types of
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws
                                        (e.g., taxpayers who are not U.S.
                                        Holders, as defined below, certain
                                        financial institutions, tax-exempt
                                        organizations, dealers in options or
                                        securities, or persons who hold a
                                        SPARQS as a part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the SPARQS is technical and complex,
                                        the discussion below necessarily
                                        represents only a general summary.
                                        Moreover, the effect of any applicable
                                        state, local or foreign tax laws is not
                                        discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every investor in the SPARQS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (A) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (i) requires investors
                                        in the SPARQS (subject to the Morgan
                                        Stanley Call Right) to purchase, and us
                                        to sell, for an amount equal to
                                        $         (the "Forward Price"),
                                        Newmont Mining Stock at maturity and
                                        (ii) allows us, upon exercise of the
                                        Morgan Stanley Call Right, to terminate
                                        the Terminable Forward Contract by
                                        returning to investors the Deposit (as
                                        defined below) and paying to investors
                                        an amount of cash equal to the
                                        difference between the Deposit and the
                                        Call Price; and (B) a deposit with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the investors'
                                        obligation to purchase Newmont Mining
                                        Stock (the "Deposit"), which Deposit
                                        bears an annual yield of     % per
                                        annum, which yield is based on our cost
                                        of borrowing. Under this
                                        characterization, less than the full
                                        quarterly payments on the SPARQS will
                                        be attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the investors' entry
                                        into the Terminable Forward Contract
                                        (the "Contract Fees"). Furthermore,
                                        based on our determination of the
                                        relative fair market values of the
                                        Components at the time of issuance of
                                        the SPARQS,
                                        we will allocate 100% of the Issue
                                        Price of the SPARQS to the Deposit and
                                        none to the Terminable Forward
                                        Contract. Our allocation of the Issue
                                        Price among the Components will be
                                        binding on investors in the SPARQS,
                                        unless an investor timely and
                                        explicitly discloses to the IRS that
                                        its allocation is different from ours.
                                        The treatment of the SPARQS described
                                        above and our allocation are not,
                                        however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax characterization of
                                        the SPARQS. As a result, significant
                                        aspects of the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS are not certain, and no
                                        assurance can be given that the IRS or
                                        the courts will agree with the
                                        characterization described herein.
                                        Accordingly, you are urged to consult
                                        your tax advisor regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to United
                                        States federal income taxation
                                        regardless of its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the federal
                                        income tax treatment of Contract Fees
                                        is uncertain, we intend to take the
                                        position, and the following discussion
                                        assumes, that any Contract Fees with
                                        respect to the SPARQS constitute
                                        taxable income to a U.S. Holder at the
                                        time accrued or received in accordance
                                        with the

                                        U.S. Holder's method of accounting for
                                        U.S. federal income tax purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Newmont Mining
                                        Stock, and the U.S. Holder would not
                                        recognize any gain or loss with respect
                                        to any Newmont Mining Stock received.
                                        With respect to any cash received upon
                                        maturity (other than in respect of any
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees), a U.S. Holder
                                        would recognize gain or loss. The
                                        amount of such gain or loss would be
                                        the extent to which the amount of such
                                        cash received differs from the pro rata
                                        portion of the Forward Price allocable
                                        to the cash as described in the
                                        following paragraph. Any such gain or
                                        loss would generally be capital gain or
                                        loss, as the case may be.

                                        With respect to any Newmont Mining
                                        Stock received upon maturity, the U.S.
                                        Holder would have an adjusted tax basis
                                        in the Newmont Mining Stock equal to
                                        the pro rata portion of the Forward
                                        Price allocable to it. The allocation
                                        of the Forward Price between the right
                                        to receive cash and Newmont Mining
                                        Stock should be based on the amount of
                                        the cash received (excluding cash in
                                        respect of any accrued interest on the
                                        Deposit and any accrued Contract Fees)
                                        and the relative fair market value of
                                        Newmont Mining Stock as of the Maturity
                                        Date. The holding period for any
                                        Newmont Mining Stock received would
                                        start on the day after the maturity of
                                        the SPARQS.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the U.S. Holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Newmont Mining Stock and (b) cash equal
                                        to the present value of the portion of
                                        the remaining scheduled payments on the
                                        SPARQS (from and including the date of
                                        acceleration) that is attributable to
                                        Contract Fees. We will also pay cash
                                        representing unpaid interest on the
                                        Deposit and unpaid Contract Fees that
                                        accrued up to but excluding the date of
                                        acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid for the
                                        Deposit, recognize capital gain or loss
                                        equal to the difference between such
                                        amount and the U.S. Holder's basis in
                                        the

                                        Deposit which, in the case of an
                                        initial investor, would be capital gain
                                        equal to the present value of the
                                        portion of remaining scheduled payments
                                        on the SPARQS attributable to the
                                        interest on the Deposit. In general,
                                        the tax treatment of the settlement of
                                        the Terminable Forward Contract upon a
                                        Price Event Acceleration would be the
                                        same as described above under
                                        "--Settlement of the Terminable Forward
                                        Contract." However, the tax treatment
                                        of cash received with respect to the
                                        present value of the portion of the
                                        remaining scheduled payments on the
                                        SPARQS that is attributable to Contract
                                        Fees is uncertain. Such amount could be
                                        treated as an adjustment to the Forward
                                        Price, which would reduce the basis a
                                        U.S. Holder would have in Newmont
                                        Mining Stock received, or as additional
                                        cash proceeds with respect to the
                                        Forward Contract, which would be
                                        treated as described above under
                                        "--Settlement of the Terminable Forward
                                        Contract." U.S. Holders are urged to
                                        consult their own tax advisors
                                        regarding the U.S. federal income tax
                                        treatment of cash received with respect
                                        to the Terminable Forward Contract upon
                                        a Price Event Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon their retirement prior to
                                        maturity pursuant to the Morgan Stanley
                                        Call Right or upon the occurrence of a
                                        Reorganization Event Acceleration or an
                                        Event of Default Acceleration, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale,
                                        exchange, retirement or occurrence and
                                        the U.S. Holder's tax basis in the
                                        SPARQS so sold, exchanged or retired.
                                        Any such gain or loss would generally
                                        be capital gain or loss, as the case
                                        may be. Such U.S. Holder's tax basis in
                                        the SPARQS would generally equal the
                                        U.S. Holder's tax basis in the Deposit.
                                        For these purposes, the amount realized
                                        does not include any amount
                                        attributable to accrued but unpaid
                                        interest payments on the Deposit, which
                                        would be taxed as described under
                                        "--Quarterly Payments on the SPARQS"
                                        above. It is uncertain whether the
                                        amount realized includes any amount
                                        attributable to accrued but unpaid
                                        Contract Fees. U.S. Holders should
                                        consult their tax advisors regarding
                                        the treatment of accrued but unpaid
                                        Contract Fees upon the sale, exchange
                                        or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue as original issue discount
                                        income, subject to adjustments, at a
                                        "comparable yield" on the Issue Price.
                                        In addition, a U.S. Holder would
                                        recognize income upon maturity of the
                                        SPARQS to the extent that the value of
                                        Newmont Mining Stock and cash (if any)
                                        received exceeds the adjusted issue
                                        price. Furthermore, any gain realized
                                        with respect to the SPARQS would
                                        generally be treated as ordinary
                                        income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative federal income tax
                                        characterizations or treatments of the
                                        SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting a
                                        prepaid forward contract. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        tax advisors regarding the U.S. federal
                                        income tax consequences of an
                                        investment in the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Information reporting and backup
                                        withholding may apply in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A
                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of August 28, 2003, November 30, 2003 and March 15, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: February 28, 2003

     o Interest Payment Dates: March 15, 2003, June 15, 2003, September 15, 2003, December 15, 2003 and the Maturity Date

     o Yield to Call: 30% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $29.00 per SPARQS

     o    Interest Rate: 7% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 30% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of August 28, 2003 is $.9153 ($.0837 + $.4701 + $.3615).

     o Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of August 28, 2003, the present value of the Call Price is $28.0847 ($29.0000 - $.9153).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of August 28, 2003, the Call Price is therefore $31.9747, which is the amount that if paid on August 28, 2003 has a present value on the Original Issue Date of $28.0847, based on the applicable Discount Factor.

                                 o     o     o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                          Call Date of August 28, 2003


                                                                                                                            Present
                                                                                                                            Value at
                                                                                                                            Original
                                                                                                                             Issue
                                                                                                                            Date of
                                                                                                                              Cash
                                                                            Total                  Years                    Received
                                              Accrued but                   Cash      Days         from                        on
                                                Unpaid                     Received   from        Original     Discount     Payment
                        Issue     Interest     Interest                      on      Original      Issue        Factor      Date at
                        Price     Payments    Received on   Call Price     Payment    Issue        Date        at Yield      Yield
   Payment Date         Paid      Received     Call Date    Received(1)     Date     Date(2)   (Days(2)/360)  to Call(3)    to Call
---------------       ---------   --------    -----------   -----------    --------  --------  -------------  ----------    -------
February 28, 2003     ($29.0000)   --           --            --           --            0        0.00000      100.000%      --

March 15, 2003          --         $.0846       --            --           $.0846       15        0.04167       98.913%      $.0837

June 15, 2003           --         $.5075       --            --           $.5075      105        0.29167       92.633%      $.4701

August 28, 2003         --         --           $.4116        --           $.4116      178        0.49444       87.834%      $.3615

Call Date (August       --         --           --            $31.9747   $31.9747      178        0.49444       87.834%    $28.0847
28, 2003)

Total amount received on the Call Date: $32.3863                                                                 Total:    $29.0000

Total amount received over the term of the SPARQS: $32.9784

---------
(1) The Call Price is the dollar amount that has a present value of $28.0847 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 30%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $29.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.30(x)

                         Call Date of November 30, 2003


                                                                                                                            Present
                                                                                                                            Value at
                                                                                                                            Original
                                                                                                                             Issue
                                                                                                                            Date of
                                                                                                                              Cash
                                                                            Total                  Years                    Received
                                              Accrued but                   Cash      Days         from                        on
                                                Unpaid                     Received   from        Original     Discount     Payment
                        Issue     Interest     Interest                      on      Original      Issue        Factor      Date at
                        Price     Payments    Received on   Call Price     Payment    Issue        Date        at Yield      Yield
   Payment Date         Paid      Received     Call Date    Received(1)     Date     Date(2)   (Days(2)/360)  to Call(3)    to Call
---------------       ---------   --------    -----------   -----------    --------  --------  -------------  ----------    -------
February 28, 2003     ($29.0000)   --           --            --           --            0        0.00000      100.000%      --

March 15, 2003          --         $.0846       --            --           $.0846       15        0.04167       98.913%      $.0837

June 15, 2003           --         $.5075       --            --           $.5075      105        0.29167       92.633%      $.4701

September 15, 2003      --         $.5075       --            --           $.5075      195        0.54167       86.752%      $.4403

November 30, 2003       --         --           $.4229        --           $.4229      270        0.75000       82.138%      $.3474

Call Date (November     --         --           --            $33.6732   $33.6732      270        0.75000       82.138%    $27.6585
30, 2003)

Total amount received on the Call Date: $34.0961                                                                 Total:    $29.0000

Total amount received over the term of the SPARQS: $35.1957

---------
(1) The Call Price is the dollar amount that has a present value of $27.6585 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 30%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $29.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.30(x)

                  Call Date of March 15, 2004 (Maturity Date)

                                                                                                                            Present
                                                                                                                            Value at
                                                                                                                            Original
                                                                                                                             Issue
                                                                                                                            Date of
                                                                                                                              Cash
                                                                            Total                  Years                    Received
                                              Accrued but                   Cash      Days         from                        on
                                                Unpaid                     Received   from        Original     Discount     Payment
                        Issue     Interest     Interest                      on      Original      Issue        Factor      Date at
                        Price     Payments    Received on   Call Price     Payment    Issue        Date        at Yield      Yield
   Payment Date         Paid      Received     Call Date    Received(1)     Date     Date(2)   (Days(2)/360)  to Call(3)    to Call
---------------       ---------   --------    -----------   -----------    --------  --------  -------------  ----------    -------
February 28, 2003     ($29.0000)   --           --            --           --            0        0.00000      100.000%      --

March 15, 2003          --         $.0846       --            --           $.0846       15        0.04167       98.913%      $.0837

June 15, 2003           --         $.5075       --            --           $.5075      105        0.29167       92.633%      $.4701

September 15, 2003      --         $.5075       --            --           $.5075      195        0.54167       86.752%      $.4403

December 15, 2003       --         $.5075       --            --           $.5075      285        0.79167       81.245%      $.4123

March 15, 2004          --         --           $.5075        --           $.5075      375        1.04167       76.087%      $.3861

March 15, 2004          --         --           --            $35.7584   $35.7584      375        1.04167       76.087%    $27.2075

Total amount received on the Call Date: $36.2659                                                                 Total:    $29.0000

Total amount received over the term of the SPARQS: $37.8730

---------
(1) The Call Price is the dollar amount that has a present value of $27.2075 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 30%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $29.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.30(x)